United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2012

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia		30339-3314
(Address of principal executive offices)		(Zip Code)

(770) 951-6450

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e) On March 22, 2012, the Compensation, Corporate Governance and Nominating Committee (“Committee”) of the Board of Directors of Gentiva Health Services, Inc. (“Company”) approved performance cash awards under the Company’s 2004 Equity Incentive Plan (amended and restated as of March 16, 2011) (“Equity Plan”) for its named executive officers. The performance cash awards are subject to the achievement of performance measures in respect of the Company’s fiscal year ending December 31, 2012 (“2012 FY Award”) and fiscal year ending December 31, 2014 (“2014 FY Award”). The Committee also approved the form of notice and agreement covering the 2012 FY Award (“2012 FY Performance Cash Award Agreement”).

The Committee awarded to (i) Tony Strange, the Company’s Chairman, Chief Executive Officer and President, a 2012 FY Award and a 2014 FY Award, each of $656,250 at target, (ii) Eric Slusser, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, a 2012 FY Award and a 2014 FY Award, each of $237,500 at target, (iii) David Causby, the Company’s Senior Vice President and President, Home Health Division, a 2012 FY Award and a 2014 FY Award, each of $212,500 at target, (iv) Jeff Shaner, the Company’s Senior Vice President and President, Hospice Division, a 2012 FY Award and a 2014 FY Award, each of $212,500 at target and (v) John Camperlengo, the Company’s Senior Vice President, General Counsel and Secretary, a 2012 FY Award and a 2014 FY Award, each of $200,000 at target.

The 2012 FY Performance Cash Award Agreement sets forth terms and conditions of this cash award under the Equity Plan, including, but not limited to, (i) performance measures based on fully-diluted earnings per share for the fiscal year ending December 31, 2012, including certain adjustments to those performance measures, (ii) the threshold, target and maximum award levels, (iii) vesting requirements, (iv) provisions for separation from service and change in control and (v) provisions regarding forfeiture. Cash awards are earned by meeting certain performance measures based on fully-diluted earnings per share for the fiscal year ending December 31, 2012, but generally will not be awarded unless the recipient is employed by the Company as of December 31, 2014. A recipient will earn 50% of the target award if the Company meets the threshold performance level, 100% of the target award if the Company meets the target performance level, and 200% of the target award if the Company meets the maximum performance level. The threshold and target awards (i.e., 50% and 100%) will be increased on a pro-rata basis for performance between the threshold and target or target and maximum levels, respectively. If the Company fails to meet or exceed the threshold performance measure for the fiscal year ending December 31, 2012, no cash award will be earned and the award will be cancelled and forfeited in its entirety and without payment. The foregoing description is qualified by reference to the Performance Cash Award Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

The form of notice and agreement that substantially relates to the 2014 FY Award was previously approved by the Committee and was attached as Exhibit 10.2 to the Company’s Form 8-K filed on January 11, 2011. That form of notice and agreement and the description of the related performance cash award set forth in such Form 8-K are incorporated by reference herein in respect of the 2014 FY Award.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Notice and Agreement covering certain performance cash awards under the Company’s 2004 Equity Incentive Plan (amended and restated as of March 16, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)

/s/ John N. Camperlengo John N. Camperlengo Senior Vice President, General Counsel and Secretary

Date: March 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Notice and Agreement covering certain performance cash awards under the Company’s 2004 Equity Incentive Plan (amended and restated as of March 16, 2011).

5